Exhibit 4.25

CLASS B COMMON STOCK THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, N.J. NEW YORK, NY, MONTREAL, QUEBEC AND TORONTO, ONTARIO	[MOLSON COORS BREWING COMPANY GRAPHIC] INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	CLASS B COMMON STOCK CUSIP 60871R 20 9 SEE REVERSE FOR CERTAIN DEFINITIONS
NUMBER MCB 3598		SHARES

This certifies that

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF THE CLASS B COMMON STOCK (NON-VOTING), $0.01 PAR VALUE PER SHARE, OF

Molson Coors Brewing Company, transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

CERTIFICATE OF STOCK

        Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[signature illegible] PRESIDENT /s/ Annita M. Menogan SECRETARY	[MOLSON COORS BREWING COMPANY SEAL DELAWARE]	COUNTERSIGNED AND REGISTERED: EQUISERVE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR CANTON, MA JERSEY CITY, NJ NEW YORK, NY BY: /s/ Stephen Cesso AUTHORIZED SIGNATURE	OR:	COUNTERSIGNED: CIBC MELLON TRUST COMPANY CO-TRANSFER AGENT MONTREAL QUEBEC TORONTO, ONTARIO BY: AUTHORIZED SIGNATURE

MOLSON COORS BREWING COMPANY

        The corporation will furnish without charge to each stockholder who so requests in writing a full statement of the designations, preferences, limitations and relative rights of each class of stock or series thereof of the corporation and the variations in the relative rights and preferences between the shares of any series of preferred stock, so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of any series of preferred stock. Such requests may be made to the corporation or the transfer agent.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED, A BOND OF INDEMNITY WILL BE REQUIRED AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT—	(Cust)	Custodian	(Minor)
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of		under Uniform Gifts to Minors
		survivorship and not as tenants in common		Act	(State)

Additional abbreviations may also be used though not in the above list.

        For value received,                                                   hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,

X	(SIGNATURE)
X	(SIGNATURE)
NOTICE:
THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

IN THE UNITED STATES, THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15.
IN CANADA, THE SIGNATURE(S) MUST BE GUARANTEED BY A CANADIAN SCHEDULE 1 CHARTERED BANK, A MAJOR TRUST COMPANY IN CANADA OR A MEMBER OF ONE OF THE RECOGNIZED MEDALLION PROGRAMS — SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (STAMP), STOCK EXCHANGES MEDALLION PROGRAM (SEMP) OR NEW YORK STOCK EXCHANGE, INC MEDALLION SIGNATURE PROGRAM (MSP).
SIGNATURE(S) GUARANTEED BY: